UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 24, 2019 (January 17, 2019)

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2711 North Haskell Avenue, Suite 3400
Dallas, Texas 75204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Dean Foods Company, a Delaware corporation (the “Company”), and certain of its subsidiaries previously entered into a Seventh Amended and Restated Receivables Purchase Agreement, dated as of March 26, 2015, by and among Dairy Group Receivables, L.P. and Dairy Group Receivables II, L.P., as sellers (each of which is a subsidiary of the Company), the financial institutions party thereto, the Company, as provider of certain performance undertakings on behalf of its subsidiaries, and the other subsidiaries of the Company party thereto, as servicers, as amended by Amendment No. 1 to Seventh Amended and Restated Receivables Purchase Agreement and Reaffirmation of Performance Undertakings, dated as of January 4, 2017 (as so amended, the “Existing RPA,” and as further amended from time to time, the “Receivables Purchase Agreement”).

On January 17, 2019, the Company and certain of its subsidiaries that are party to the Existing RPA entered into Amendment No. 2 to Seventh Amended and Restated Receivables Purchase Agreement, Waiver and Reaffirmation of Performance Undertakings (“Amendment No. 2”). Pursuant to Amendment No. 2, among other matters the lenders under the Existing RPA (the “RPA Lenders”) agreed to waive (i) compliance with the financial covenant in the Existing RPA requiring the Company to maintain a Total Net Leverage Ratio (as defined in the Existing RPA) of less than or equal to 4.25 to 1.00 for the test period ended December 31, 2018 (the “Financial Covenant”) and (ii) any cross default under the Existing RPA arising from non-compliance with the Financial Covenant under the Revolving Credit Facility (as defined below). The waiver is subject to termination upon the earliest to occur of (a) March 1, 2019, (b) the date, if any, on which any Seller Party (as defined in the Existing RPA) breaches its obligations under Amendment No. 2 and (c) the date, if any, on which the Collateral Agent (as defined in the Existing RPA) enters into a forbearance agreement with the Company relating to (x) the Credit Agreement, dated as of March 26, 2015, by and among the Company and the lenders and other parties from time to time party thereto (as amended, the “Revolving Credit Facility”) and (y) the exercise of remedies with respect to the Revolving Credit Facility.

The Company is actively engaged in negotiations to amend or replace the Receivables Purchase Agreement and the Revolving Credit Facility to provide liquidity and financial flexibility. We expect the new capital structure to include a revolving credit facility secured by our real estate and fixed assets as well as a securitization facility similar to our existing Receivables Purchase Agreement.  The Company currently believes that it will complete this recapitalization no later than March 1, 2019, although it can offer no assurances that it will be able to complete such recapitalization on acceptable terms or at all.

The Company currently has no outstanding borrowings under its Revolving Credit Facility.

In connection with Amendment No. 2, the Company paid certain fees to the RPA Lenders.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2, which is attached as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”) and incorporated by reference herein.

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are predictions based on our current expectations and our projections about future events, and are not statements of historical fact. Forward-looking statements include statements concerning anticipated recapitalizations involving amendments to, or replacements of, our Receivables Purchase Agreement and Revolving Credit Facility. In some cases, you can identify these statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” and “continue,” the negative or plural of these words and other comparable terminology. All forward-looking statements included in this Current Report are based upon information available to us as of the filing date of this Current Report, and we undertake no obligation to update any of these forward-looking statements for any reason. You should not place undue reliance on these forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed in “Part I — Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, and our other filings with the Securities and Exchange Commission. You should carefully consider the risks and uncertainties described in those filings.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Seventh Amended and Restated Receivables Purchase Agreement, Waiver and Reaffirmation of Performance Undertakings, dated as of January 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 24, 2019	DEAN FOODS COMPANY

	By:	/s/ Russell F. Coleman
		Name:	Russell F. Coleman
		Title:	Executive Vice President, General Counsel, Corporate Secretary, & Government Affairs